Exhibit 99.1
AIMS I AMENDING LEASE AGREEMENT
WHEREAS THE WESTAIM CORPORATION (“Lessor”) and NUCRYST PHARMACEUTICALS CORP. (“Lessee”) entered into a Memorandum of Lease Agreement dated effective December 1st, 2005 (the “Aims I Lease Agreement”);
AND WHEREAS the parties hereto wish to amend the Aims I Lease Agreement;
NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration now exchanged by and between the parties (the receipt and sufficiency of which is hereby irrevocably acknowledged), the parties hereto agree as follows:
1.	Article 2.1(e)(i) of the Aims I Lease Agreement will be deleted in its entirety and replaced by the following:

“Term: Shall be twenty-five (25) months commencing on December 1st, 2005 and ending on December 31st, 2007.”

2.	Except as herein amended, all other provisions, terms and conditions of the Aims I Lease Agreement shall remain the same and in full force and effect.

3.	This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original; all executed counterparts taken together shall constitute one agreement.

4.	All capitalized terms used herein but not defined shall have the meanings defined therefore in the Aims I Lease Agreement.
IN WITNESS WHEREOF the parties have executed this Agreement by the hands of their duly authorized officers in that regard, whose signatures alone are sufficient to bind the parties to the terms hereof, the 22nd day of December, 2006.

THE WESTAIM CORPORATION		NUCRYST PHARMACEUTICALS CORP.

Per:	/s/ Brian D. Heck	Per:	/s/ Eliot M. Lurier
Name:	Brian D. Heck		Eliot M. Lurier, CPA
Title:	Vice President, General Counsel &		Vice President, Finance & Administration
	Corporate Secretary		Chief Financial Officer

Per:	/s/ Douglas Murray	Per:	/s/ Carol L. Amelio
Name:	Douglas Murray		Carol L. Amelio
Title:	Assistant Corporate Secretary		General Counsel & Corporate Secretary